Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-4 Owned Properties Results of Operations S-5 Same Store Owned Properties Operating Expenses S-6 Seasonality of Operations S-7 Investment Update S-9 Owned Development Update S-10 Presale Development Update S-11 Third-Party Development Update S-12 Management Services Update S-13 Capital Structure S-14 Interest Coverage S-15 Capital Allocation – Long Term Funding Plan S-16 2018 Outlook - Summary S-17 2018 Outlook - Detail S-18 Detail of Property Groupings S-19 Definitions S-20 Investor Information S-22 Table of Contents Q4 Supplemental Package FEBRUARY 20, 2018

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31,				Year Ended December 31,			
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Total revenues	$ 227,563	$ 203,972	$ 23,591	11.6%	$ 796,447	$ 786,361	$ 10,086	1.3%
Operating income	63,134	51,724	11,410	22.1%	142,538	173,143	(30,605)	(17.7%)
Net income attributable to ACC[1]	39,062	25,392	13,670	53.8%	69,038	99,061	(30,023)	(30.3%)
Net income per share - basic	0.28	0.19			0.50	0.76		
Net income per share - diluted	0.28	0.19			0.50	0.75		
Funds From Operations ("FFO")[2]	103,909	77,955	25,954	33.3%	317,358	292,597	24,761	8.5%
FFO per share - diluted[2]	0.75	0.58	0.17	29.3%	2.31	2.23	0.08	3.6%
Funds From Operations - Modified ("FFOM")[2]	99,576	86,936	12,640	14.5%	316,434	297,694	18,740	6.3%
FFOM per share - diluted[2]	0.72	0.65	0.07	10.8%	2.31	2.27	0.04	1.8%

Market Capitalization and Unsecured Notes Covenants[3]	December 31, 2017	December 31, 2016
Debt to total market capitalization	34.8%	24.1%
Net debt to EBITDA[4]	6.8x	5.4x
Unencumbered asset value to total asset value	83.7%	81.0%
Total debt to total asset value	38.0%	31.3%
Secured debt to total asset value	8.2%	9.8%
Unencumbered asset value to unsecured debt	280.1%	378.2%
Interest coverage[4]	4.2x	4.5x

1. Excluding net gains from dispositions of real estate, impairment charges and losses from the early extinguishment of debt, net income attributable to ACC for the three months ended December 31, 2016 would have been $39.3 million. Excluding net gains and losses from dispositions of real estate, impairment charges and losses from the early extinguishment of debt, net income attributable to ACC for the years ended December 31, 2017 and 2016 would have been $85.0 million and $95.6 million, respectively.
2. Refer to page S-4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) S-2 December 31, 2017 December 31, 2016 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,450,364 $ 5,427,014 Owned properties held for sale — 25,350 On-campus participating properties, net 81,804 85,797 Investments in real estate, net 6,532,168 5,538,161 Cash and cash equivalents 41,182 22,140 Restricted cash 23,590 24,817 Student contracts receivable, net 9,170 8,428 Other assets1 291,260 272,367 Total assets $ 6,897,370 $ 5,865,913 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt $ 664,020 $ 688,195 Unsecured notes 1,585,855 1,188,737 Unsecured term loans 647,044 149,065 Unsecured revolving credit facility 127,600 99,300 Accounts payable and accrued expenses 53,741 76,614 Other liabilities1 187,983 158,437 Total liabilities 3,266,243 2,360,348 Redeemable noncontrolling interests 132,169 55,078 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,364 1,322 Additional paid in capital 4,326,910 4,118,842 Common stock held in rabbi trust (2,944) (975) Accumulated earnings and dividends (837,644) (670,137) Accumulated other comprehensive loss (2,701) (4,067) Total American Campus Communities, Inc. and 3,484,985 3,444,985Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 13,973 5,502 Total equity 3,498,958 3,450,487 Total liabilities and equity $ 6,897,370 $ 5,865,913 1. For purposes of calculating net asset value at December 31, 2017, the company excludes other assets of approximately $8.8 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases and other liabilities of approximately $47.8 million related to deferred revenue and fee income.

Consolidated Statements of Comprehensive Income

($ in thousands, except share and per share data)

	Three Months Ended December 31, 2017	2016	$ Change	Year Ended December 31, 2017	2016	$ Change
	(unaudited)			(unaudited)		
Revenues						
Owned properties	$ 207,154	$ 189,314	$ 17,840	$ 738,710	$ 735,392	$ 3,318
On-campus participating properties	10,817	10,415	402	33,945	33,433	512
Third-party development services	6,064	677	5,387	10,761	4,606	6,155
Third-party management services	2,639	2,685	(46)	9,832	9,724	108
Resident services	889	881	8	3,199	3,206	(7)
Total revenues	**227,563**	**203,972**	**23,591**	**796,447**	**786,361**	**10,086**
Operating expenses						
Owned properties	82,877	80,121	2,756	332,429	337,296	(4,867)
On-campus participating properties	3,304	3,322	(18)	14,384	13,447	937
Third-party development and management services	3,436	3,895	(459)	15,225	14,533	692
General and administrative[1]	6,186	5,683	503	31,386	22,493	8,893
Depreciation and amortization	65,564	51,901	13,663	234,955	211,387	23,568
Ground/facility leases	3,062	2,431	631	10,213	9,167	1,046
Provision for real estate impairment[2]	—	4,895	(4,895)	15,317	4,895	10,422
Total operating expenses	**164,429**	**152,248**	**12,181**	**653,909**	**613,218**	**40,691**
Operating income	**63,134**	**51,724**	**11,410**	**142,538**	**173,143**	**(30,605)**
Nonoperating income and (expenses)						
Interest income	1,222	1,455	(233)	4,945	5,481	(536)
Interest expense	(23,178)	(16,925)	(6,253)	(71,122)	(78,687)	7,565
Amortization of deferred financing costs	(1,422)	(1,282)	(140)	(4,619)	(6,520)	1,901
Gain (loss) from disposition of real estate	—	3,788	(3,788)	(632)	21,197	(21,829)
Loss from early extinguishment of debt	—	(12,841)	12,841	—	(12,841)	12,841
Total nonoperating expense	**(23,378)**	**(25,805)**	**2,427**	**(71,428)**	**(71,370)**	**(58)**
Income before income taxes	39,756	25,919	13,837	71,110	101,773	(30,663)
Income tax provision	(198)	(115)	(83)	(989)	(1,150)	161
Net income	**39,558**	**25,804**	**13,754**	**70,121**	**100,623**	**(30,502)**
Net income attributable to noncontrolling interests	(496)	(412)	(84)	(1,083)	(1,562)	479
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 39,062**	**$ 25,392**	**$ 13,670**	**$ 69,038**	**$ 99,061**	**$ (30,023)**
Other comprehensive income						
Change in fair value of interest rate swaps and other	494	1,925	(1,431)	1,366	1,763	(397)
Comprehensive income	**$ 39,556**	**$ 27,317**	**$ 12,239**	**$ 70,404**	**$ 100,824**	**$ (30,420)**
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ 0.28**	**$ 0.19**		**$ 0.50**	**$ 0.76**	
Diluted	**$ 0.28**	**$ 0.19**		**$ 0.50**	**$ 0.75**	
Weighted-average common shares outstanding						
Basic	**136,426,506**	**132,175,589**		**135,141,423**	**129,228,748**	
Diluted	**137,238,418**	**132,950,306**		**136,002,385**	**130,018,729**	

1. The year ended December 31, 2017 includes $4.5 million of contractual executive separation and retirement charges incurred in the first and second quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer, and $2.9 million in transaction costs incurred in the third quarter of 2017 related to the company's initial investment in the Core Spaces/DRW joint ventures. Refer to pages S-9 and S-11.
2. Represents an impairment charge recorded in the fourth quarter of 2016 for a property classified as held for sale as of December 31, 2016, and an impairment charge recorded in the second quarter of 2017 for a property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

S-3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Three Months Ended December 31, $ Change	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, $ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 39,062	$ 25,392	$ 13,670	$ 69,038	$ 99,061	$ (30,023)
Noncontrolling interests	483	412	71	1,076	1,562	(486)
(Gain) loss from disposition of real estate	—	(3,788)	3,788	632	(21,197)	21,829
Elimination of provision for real estate impairment[1]	—	4,895	(4,895)	15,317	4,895	10,422
Real estate related depreciation and amortization	64,364	51,044	13,320	231,295	208,276	23,019
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**103,909**	**77,955**	**25,954**	**317,358**	**292,597**	**24,761**
Elimination of operations of on-campus participating properties						
Net income from on-campus participating properties	(3,760)	(3,492)	(268)	(5,133)	(5,194)	61
Amortization of investment in on-campus participating properties	(1,915)	(1,850)	(65)	(7,536)	(7,343)	(193)
	98,234	72,613	25,621	304,689	280,060	24,629
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[2]	854	794	60	2,841	2,964	(123)
Management fees	488	476	12	1,534	1,503	31
Contribution from on-campus participating properties	1,342	1,270	72	4,375	4,467	(92)
Property acquisition costs[3]	—	212	(212)	2,855	326	2,529
Contractual executive separation and retirement charges[4]	—	—	—	4,515	—	4,515
Elimination of loss from early extinguishment of debt[5]	—	12,841	(12,841)	—	12,841	(12,841)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 99,576**	**$ 86,936**	**$ 12,640**	**$ 316,434**	**$ 297,694**	**$ 18,740**
FFO per share - diluted	**$ 0.75**	**$ 0.58**		**$ 2.31**	**$ 2.23**	
FFOM per share - diluted	**$ 0.72**	**$ 0.65**		**$ 2.31**	**$ 2.27**	
Weighted-average common shares outstanding - diluted	**138,323,062**	**134,120,391**		**137,099,084**	**131,340,992**	

1. Represents an impairment charge recorded in the fourth quarter of 2016 for a property classified as held for sale as of December 31, 2016, and an impairment charge recorded in the second quarter of 2017 for a property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
3. The year ended December 31, 2017 amount represents transaction costs incurred in the third quarter of 2017 related to the company's initial investment in the Core Spaces/DRW joint ventures. Refer to pages S-9 and S-11.
4. Represents contractual executive separation and retirement charges incurred in the first and second quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer.
5. Represents losses associated with the early pay-off of mortgage loans for nine properties sold during the twelve months ended December 31, 2016. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, the company views the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because the debt was extinguished in connection with the consummation of the sale transactions and had no intent to extinguish the debt absent such transactions. The company believes that adjusting FFOM to exclude these losses more appropriately reflects the results of its operations exclusive of the impact of our disposition transactions.

S-4

Owned Properties Results of Operations

($ in thousands)

	Three Months Ended December 31,				Year Ended December 31,			
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Owned properties revenues								
Same store properties	$ 172,624	$ 169,743	$ 2,881	1.7%	$ 662,801	$ 648,070	$ 14,731	2.3%
New properties	34,571	8,980	25,591		74,345	13,271	61,074	
Sold and held for sale properties[1]	848	11,472	(10,624)		4,763	77,257	(72,494)	
Total revenues[2]	**$ 208,043**	**$ 190,195**	**$ 17,848**	**9.4%**	**$ 741,909**	**$ 738,598**	**$ 3,311**	**0.4%**
Owned properties operating expenses								
Same store properties[3 4]	$ 69,640	$ 70,918	$ (1,278)	(1.8%)	$ 297,633	$ 291,642	$ 5,991	2.1%
New properties	12,846	3,252	9,594		31,998	5,652	26,346	
Sold and held for sale properties[1 5]	391	5,951	(5,560)		2,798	40,002	(37,204)	
Total operating expenses	**$ 82,877**	**$ 80,121**	**$ 2,756**	**3.4%**	**$ 332,429**	**$ 337,296**	**$ (4,867)**	**(1.4%)**
Owned properties net operating income								
Same store properties[4]	$ 102,984	$ 98,825	$ 4,159	4.2%	$ 365,168	$ 356,428	$ 8,740	2.5%
New properties	21,725	5,728	15,997		42,347	7,619	34,728	
Sold and held for sale properties[1]	457	5,521	(5,064)		1,965	37,255	(35,290)	
Total net operating income	**$ 125,166**	**$ 110,074**	**$ 15,092**	**13.7%**	**$ 409,480**	**$ 401,302**	**$ 8,178**	**2.0%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2017. Refer to page S-19 for detail of our same store groupings.

1. Includes properties sold in 2016 and 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Refer to page S-6 for detail of same store operating expenses.
4. Excluding expenses of $0.1 million and $2.0 million incurred during the three and twelve months ended December 31, 2017, respectively, associated with Hurricanes Harvey and Irma, same store owned operating expenses would have decreased by 1.9% and only increased by 1.4%, respectively, and same store owned net operating income would have increased 4.3% and 3.0%, respectively.
5. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-5

Same Store Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

	Three Months Ended December 31,						
	2017				2016		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 16,415	$ 222	2.5%	24%	$ 16,015	217	23%
General & administrative and other[1]	15,777	214	(3.9%)	23%	16,424	222	23%
Utilities[2]	15,991	217	(1.6%)	23%	16,253	220	23%
Payroll[3]	12,568	170	(3.2%)	18%	12,978	176	18%
Repairs and maintenance[4]	4,499	61	(9.0%)	6%	4,943	67	7%
Marketing[5]	2,738	37	2.0%	4%	2,685	36	4%
Insurance	1,652	22	2.0%	2%	1,620	22	2%
Total same store owned operating expenses[6]	**$ 69,640**	**$ 943**	**(1.8%)**	**100%**	**$ 70,918**	**$ 960**	**100%**
Same store owned beds	**73,871**						

	Year Ended December 31,						
	2017				2016		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 66,116	$ 895	3.1%	22%	$ 64,157	$ 869	22%
General & administrative and other[1]	64,437	872	(0.1%)	22%	64,501	873	23%
Utilities[2]	63,471	859	1.4%	21%	62,581	847	21%
Payroll[3]	56,518	765	0.6%	19%	56,200	761	19%
Repairs and maintenance[4]	29,853	404	7.7%	10%	27,723	375	10%
Marketing[5]	10,770	146	6.9%	4%	10,075	136	3%
Insurance	6,468	88	1.0%	2%	6,405	87	2%
Total same store owned operating expenses[6]	**$ 297,633**	**$ 4,029**	**2.1%**	**100%**	**$ 291,642**	**$ 3,948**	**100%**
Same store owned beds	**73,871**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2017. Refer to page S-19 for detail of our same store groupings.

1. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
2. Represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues.
3. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
4. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process and approximately $0.1 million and $2.0 million of costs incurred during the three and twelve months ended December 31, 2017, respectively, as a result of Hurricanes Harvey and Irma. Excluding expenses incurred in relation to hurricanes, repairs and maintenance expenses for the three and twelve months ended December 31, 2017 would have decreased by 11% and increased by 0.5%, respectively.
5. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts.
6. Excluding expenses of $0.1 million and $2.0 million incurred during the three and twelve months ended December 31, 2017, respectively, associated with Hurricanes Harvey and Irma, total same store owned operating expenses for the three and twelve months ended December 31, 2017 would have decreased by 1.9% and only increased by 1.4%, respectively.

S-6

Seasonality of Operations

($ in thousands, except per bed amounts)

	Three Months Ended					
	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Total/Weighted Average-Last 12 Months
2017 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 728	$ 727	$ 710	$ 715	$ 747	$ 725
Other income per occupied bed per month[1]	57	58	69	86	59	68
Total revenue per occupied bed	**$ 785**	**$ 785**	**$ 779**	**$ 801**	**$ 806**	**$ 793**
Average number of owned beds[2]	73,871	73,857	73,773	73,753	73,841	73,806
Average physical occupancy for the quarter	*97.6%*	*97.1%*	*92.0%*	*91.9%*	*96.7%*	*94.4%*
Total revenue	$ 169,743	$ 168,853	$ 158,548	$ 162,776	$ 172,624	$ 662,801
Property operating expenses	70,918	70,118	69,973	87,902	69,640	297,633
Net operating income	$ 98,825	$ 98,735	$ 88,575	$ 74,874	$ 102,984	$ 365,168
Operating margin	*58.2%*	*58.5%*	*55.9%*	*46.0%*	*59.7%*	*55.1%*
2017 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 787	$ 778	$ 787	$ 784	$ 814	$ 796
Other income per occupied bed per month[1]	43	42	59	68	53	57
Total revenue per occupied bed	**$ 830**	**$ 820**	**$ 846**	**$ 852**	**$ 867**	**$ 853**
Average number of owned beds	3,868	3,900	4,559	9,382	14,743	8,146
Average physical occupancy for the quarter	*93.2%*	*93.4%*	*87.9%*	*86.1%*	*90.2%*	*89.2%*
Total revenue	$ 8,980	$ 8,965	$ 10,172	$ 20,637	$ 34,571	$ 74,345
Property operating expenses	3,252	3,533	4,387	11,232	12,846	31,998
Net operating income	$ 5,728	$ 5,432	$ 5,785	$ 9,405	$ 21,725	$ 42,347
Operating margin	*63.8%*	*60.6%*	*56.9%*	*45.6%*	*62.8%*	*57.0%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 731	$ 730	$ 714	$ 722	$ 758	$ 731
Other income per occupied bed per month[1]	57	57	69	84	58	67
Total revenue per occupied bed	**$ 788**	**$ 787**	**$ 783**	**$ 806**	**$ 816**	**$ 798**
Average number of owned beds	77,739	77,757	78,332	83,135	88,584	81,952
Average physical occupancy for the quarter	*97.3%*	*96.9%*	*91.7%*	*91.2%*	*95.6%*	*93.9%*
Total revenue	$ 178,723	$ 177,818	$ 168,720	$ 183,413	$ 207,195	$ 737,146
Property operating expenses	74,170	73,651	74,360	99,134	82,486	329,631
Net operating income	$ 104,553	$ 104,167	$ 94,360	$ 84,279	$ 124,709	$ 407,515
Operating margin	*58.5%*	*58.6%*	*55.9%*	*46.0%*	*60.2%*	*55.3%*
Sold and held for sale properties[3]						
Total revenue	$ 11,472	$ 1,892	$ 1,154	$ 869	$ 848	$ 4,763
Property operating expenses[4]	5,951	1,306	812	289	391	2,798
Net operating income	$ 5,521	$ 586	$ 342	$ 580	$ 457	$ 1,965

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2017. Refer to page S-19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. The decrease in the average number of owned beds from the fourth quarter of 2016 is due to fire damaged beds that were being rebuilt and beds being renovated during the summer months. These beds have been removed to appropriately reflect revenue per occupied bed as they did not contribute revenue for the related period. The fire damaged beds were rebuilt as of December 31, 2017 and have been leased for Spring 2018.
3. Includes properties sold in 2016 and 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
4. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-7

Seasonality of Operations - Build-up to 2018 Same Store Grouping ($ in thousands, except per bed amounts) S-8 Three Months Ended Total/Weighted Average- March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017 Last 12 Months 2017 same store properties1 Revenue per occupied bed Rental revenue per occupied bed per month $ 727 $ 710 $ 715 $ 747 $ 725 Other income per occupied bed per month2 58 69 86 59 68 Total revenue per occupied bed $ 785 $ 779 $ 801 $ 806 $ 793 Average number of owned beds 73,857 73,773 73,753 73,841 73,806 Average physical occupancy for the quarter 97.1% 92.0% 91.9% 96.7% 94.4% Total revenue $ 168,853 $ 158,548 $ 162,776 $ 172,624 $ 662,801 Property operating expenses 70,118 69,973 87,902 69,640 297,633 Net operating income $ 98,735 $ 88,575 $ 74,874 $ 102,984 $ 365,168 Operating margin 58.5% 55.9% 46.0% 59.7% 55.1% 2018 new same store properties3 Revenue per occupied bed Rental revenue per occupied bed per month $ 778 $ 774 $ 783 $ 823 $ 791 Other income per occupied bed per month2 34 51 59 39 45 Total revenue per occupied bed $ 812 $ 825 $ 842 $ 862 $ 836 Average number of owned beds 3,900 3,900 3,900 3,900 3,900 Average physical occupancy for the quarter 93.4% 86.4% 87.4% 97.6% 91.2% Total revenue $ 8,878 $ 8,339 $ 8,614 $ 9,842 $ 35,673 Property operating expenses 3,283 3,311 3,945 3,183 13,722 Net operating income $ 5,595 $ 5,028 $ 4,669 $ 6,659 $ 21,951 Operating margin 63.0% 60.3% 54.2% 67.7% 61.5% 2018 SAME STORE PROPERTIES Revenue per occupied bed Rental revenue per occupied bed per month $ 730 $ 713 $ 719 $ 750 $ 728 Other income per occupied bed per month2 56 68 85 58 67 Total revenue per occupied bed $ 786 $ 781 $ 804 $ 808 $ 795 Average number of owned beds 77,757 77,673 77,653 77,741 77,706 Average physical occupancy for the quarter 96.9% 91.7% 91.5% 96.8% 94.2% Total revenue $ 177,731 $ 166,887 $ 171,390 $ 182,466 $ 698,474 Property operating expenses 73,401 73,284 91,847 72,823 311,355 Net operating income $ 104,330 $ 93,603 $ 79,543 $ 109,643 $ 387,119 Operating margin 58.7% 56.1% 46.4% 60.1% 55.4% Note: The purpose of the table above is to provide a build-up to the 2018 same store property grouping. Refer to page S-19 for detail of our same store groupings. 1. This section presents operating results for the 2017 same store properties from page S-7. 2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc. 3. Includes nine properties opened, acquired or renovated in 2016 that will become part of the same store grouping for 2018.

Investment Update
($ in thousands)

ACQUISITIONS

Project	Location	Primary University Served	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
The Arlie	Arlington, TX	University of Texas at Arlington	598	April 5, 2017		$ —
TWELVE at U District	Seattle, WA	University of Washington	384	June 9, 2017		—
Bridges @ 11th	Seattle, WA	University of Washington	258	October 11, 2017		—
			1,240		$ 222,900	$ —
Core Spaces / DRW Portfolio[1]						
The 515	Eugene, OR	University of Oregon	513	August 14, 2017		$ —
State	Fort Collins, CO	Colorado State University	665	August 14, 2017		—
The James[2]	Madison, WI	University of Wisconsin - Madison	850	September 13, 2017		—
Hub U District Seattle[2]	Seattle, WA	University of Washington	248	November 7, 2017		—
			2,276		$ 281,769	$ —
			3,516		**$ 504,669**	**$ —**

DISPOSITIONS

Project	Location	Primary University Served	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Province - Dayton	Dayton, OH	Wright State University	657	April 25, 2017	$ 24,988	$ —

1. As part of this transaction, the company also acquired three projects under construction and scheduled for completion in September 2018. Refer to page S-11.
2. The company acquired an initial interest in the two properties through a joint venture with Core Spaces/DRW Real Estate Investments for $135.7 million. The remaining interest in both properties is subject to further purchase options exercisable in the fourth quarter of 2019 for an amount to be determined by fair market value, expected to approximate $68.8 million.

S-9

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of December 31, 2017 CIP[2]	Land and Other[3]	Total Costs Incurred	Scheduled Completion
Gladding Residence Center	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 73,913	$ 851	$ 74,764	August 2018
Irvington House	Indianapolis, IN	Butler University	ACE	648	38,900	22,919	3	22,922	August 2018
Greek Leadership Village	Tempe, AZ	Arizona State University	ACE	957	69,600	30,889	572	31,461	August 2018
David Blackwell Hall	Berkeley, CA	University of California, Berkeley	ACE	781	98,700	59,912	322	60,234	August 2018
NAU Honors College	Flagstaff, AZ	Northern Arizona University	ACE	636	43,400	24,498	382	24,880	August 2018
U Club Townhomes	Oxford, MS	University of Mississippi	Off-campus	528	44,300	20,662	5,519	26,181	August 2018
		SUBTOTAL - 2018 DELIVERIES		5,074	$ 390,600	$ 232,793	$ 7,649	$ 240,442	
191 College	Auburn, AL	Auburn University	Off-campus	495	$ 59,300	$ 10,433	$ 5,441	$ 15,874	July 2019
Columbus Avenue Student Apts.	Boston, MA	Northeastern University	ACE	825	153,400	42,084	12	42,096	August 2019
University of Arizona Honors College[4]	Tucson, AZ	University of Arizona	ACE	1,056	84,700	4,947	8,401	13,348	August 2019
		SUBTOTAL - 2019 DELIVERIES		2,376	$ 297,400	$ 57,464	$ 13,854	$ 71,318	

OWNED DEVELOPMENT PIPELINE[5]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1 6]	Targeted Completion
USC Health Sciences Phase II	Los Angeles, CA	University of Southern California	ACE	Q1/Q2 2019	297	$ 42,000	Fall 2020

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balances above exclude $3.3 million related to ongoing renovation projects at operating properties and $99.5 million related to presale development projects on page S-11.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. Land and other includes the cost of the land on which the project will reside, which was originally purchased by the company and subsequently conveyed to the University. Concurrent with the land conveyance, the company as lessee entered into a ground lease agreement with the University.
5. Does not include land parcels in eight university markets totaling $41.6 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
6. Estimated Project Cost includes land and other predevelopment costs of $0.1 million incurred as of December 31, 2017 for owned development pipeline projects.

S-10

Presale Development Update[1]

($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price[2]	Amount Funded as of December 31, 2017[3]	Remaining Purchase Price to be Funded	Scheduled Completion
The Edge - Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	412	$ 42,600	$ 400	$ 42,200	August 2018
Core Spaces / DRW Portfolio[4]								
Hub Ann Arbor	Ann Arbor, MI	University of Michigan	Off-campus	310				
Hub Flagstaff	Flagstaff, AZ	Northern Arizona University	Off-campus	591				
Hub West Lafayette	West Lafayette, IN	Purdue University	Off-campus	599				
				1,500	$ 240,000	$ 24,208	$ 215,792	September 2018
		SUBTOTAL - 2018 DELIVERIES		**1,912**	**$ 282,600**	**$ 24,608**	**$ 257,992**	
Stadium Centre Phase IV	Tallahassee, FL	Florida State University	Off-campus	340	$ 36,700	$ 353	$ 36,347	August 2019
		SUBTOTAL - 2019 DELIVERIES		**340**	**$ 36,700**	**$ 353**	**$ 36,347**	

1. Under the terms of a presale transaction, the company is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer.
2. Includes the contractual purchase price and ACC-elected upgrades.
3. Includes ACC's investment funded to date, earnest money and mezzanine financing if applicable.
4. The company funded an initial investment of $24.2 million through a joint venture with Core Spaces/DRW Real Estate Investments in August 2017. Including the initial investment, the company expects to invest a total of $240 million over a two year period. The company expects to increase its investment by $130.6 million in the third quarter of 2018 upon delivery of the assets, and to exercise an option to purchase the remaining ownership interests in the properties in the third quarter of 2019 for an amount to be determined by fair market value, expected to approximate $85.2 million.

S-11

Third-Party Development Update
($ in thousands)

	Three Months Ended December 31, 2017	2016	$ Change	Year Ended December 31, 2017	2016	$ Change
Development services revenue	$ 6,064	$ 677	$ 5,387	$ 10,761	$ 4,606	$ 6,155
% of total revenue	2.7%	0.3%		1.4%	0.6%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Completed
Miramar[1]	Corpus Christi, TX	Texas A&M University - Corpus Christi	1,790	$ 1,400	December 2017

CONTRACTED PROJECT IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of December 31, 2017	Fees Earned in Current Year	Remaining Fees as of December 31, 2017	Scheduled Completion
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	$ 5,900	$ 3,012	$ 3,012	$ 2,888	August 2019
University of Arizona Honors College[2]	Tucson, AZ	University of Arizona	—[2]	2,400	1,193	1,193	1,207	July 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	5,100	2,665	2,665	2,435	July 2019
			1,989	$ 13,400	$ 6,870	$ 6,870	$ 6,530	

ON-CAMPUS AWARD PIPELINE[3]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Delaware State University	Dover, DE	Third-party	Q2 2018	Fall 2019	$2,500
Dundee Residence Hall and Glasgow Dining Hall[4]	Riverside, CA	Third-party	Q4 2018	Fall 2020	$4,700
University of California - Riverside North District Phase I[4]	Riverside, CA	Third-party	Q1 2019	Fall 2021	$8,000
Goldman School of Public Policy	Berkeley, CA	Third-party	Q1 / Q2 2019	Fall 2021	$2,900
Louisville Village Site	Louisville, KY	ACE	TBD	TBD	n/a

1. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, the company earned fees for the performance of advisory services related to a not-for-profit entity's purchase of a 1,790-bed apartment community for the benefit of the University.
2. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company is earning third-party development fees for its role in providing development services for those components of the project.
3. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
4. The company was awarded a multi-phase development engagement with the University of California, Riverside that is anticipated to include approximately 6,000 beds that will be delivered in multiple phases over several years. The first-phase development, Dundee Residence Hall and Glasgow Dining Hall, includes a 760-bed student residence hall and 830-seat dining facility. The next phase, University of California - Riverside North District Phase I, is expected to include approximately 1,500 beds. All components will be owned and funded by the University, and the company anticipates earning third-party development fees for its role in providing development services. Subsequent to completion of the development, the company will provide joint management services with the University.

S-12

Management Services Update

($ in thousands)

	Three Months Ended December 31,			Year Ended December 31,		
	2017	2016	$ Change	2017	2016	$ Change
Management services revenue	$ 2,639	$ 2,685	$ (46)	$ 9,832	$ 9,724	$ 108
% of total revenue	1.2%	1.3%		1.2%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	$ 148	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	85	August 2017
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513	50	September 2017
CampusOne[2]	Toronto, Canada	University of Toronto	892	291	September 2017
Miramar	Corpus Christi, TX	Texas A&M University Corpus Christi	1,790	480	December 2017
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	236	August 2019
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	630	September 2019
			6,126	$ 1,920	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Beds	2017 Fee Contribution Prior to Termination	Discontinued As Of
Saban Real Estate Group[3]	Various	Various	7,060	$ 278	March 2017
SUNO - New Orleans	New Orleans, LA	Southern University at New Orleans	698	75	June 2017
Indiana University - Purdue University Fort Wayne	Fort Wayne, IN	Indiana University - Purdue University Fort Wayne	1,204	150	September 2017
San Juan Villas	Portales, NM	Eastern New Mexico State University	267	67	December 2017
Sierra Vista Village	Roswell, NM	Eastern New Mexico State University	258	67	December 2017
University Village	Dallas, TX	University of Texas - Dallas	2,551	523	October 2018
University Commons	Dallas, TX	University of Texas - Dallas	2,222	476	October 2018
			14,260	$ 1,636	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $60,000 earned from February 2017 through August 2017. Subsequent to August 2017, the stabilized annual fee is anticipated to be approximately $291,000 per year.
3. In November 2016, the company sold a portfolio of 19 properties to Saban Real Estate Group. The company continued to manage 11 of the properties during a transition period subsequent to the sale for up to five months. The transition period concluded on March 31, 2017.

S-13

Capital Structure as of December 31, 2017

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	3,026
Total Equity Market Value[2]		5,673
Total Market Capitalization	$	**8,699**
Debt to Total Market Capitalization		34.8%
Net Debt to EBITDA[3]		6.8x
Total Asset Value[4]	$	7,956
Unencumbered Asset Value		6,660
Unencumbered Asset Value to Total Asset Value		83.7%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	38.0%
Secured Debt to Total Asset Value	≤ 40%	8.2%
Unencumbered Asset Value to Unsecured Debt	> 150%	280.1%
Interest Coverage[3]	> 1.5x	4.2x

		Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$	496	4.7%[5]	3.6 Yrs
Construction Loans[6]		52	4.4%	0.7 Yrs
Unsecured Revolving Credit Facility		128	2.7%	4.2 Yrs
Unsecured Term Loans[7]		650	2.4%	2.4 Yrs
Unsecured Notes[8]		1,600	3.7%	6.1 Yrs
On-Campus Participating Properties		100	5.0%	14.5 Yrs
Total/Weighted Average	$	**3,026**	**3.6%**	**5.0 Yrs**

Variable Rate Debt as % of Total Debt[9] 27.4%

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Construction Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
Fixed Rate Mortgage Loans
$300
$52
$133
$400
$44
$27
$150
$214
$200
$128
$27
$400
$17
$400
$66
$11
$400
$45
$12
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+
Fixed Rate Mortgage Loans	4.0%	0.0%	5.6%	5.2%	4.0%	0.0%	4.5%	0.0%	0.0%	3.7%
Total Debt	3.1%	0.0%	3.6%	4.1%	2.7%	3.9%	4.3%	7.6%	0.0%	3.7%

Note – refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $19.0 million, unamortized original issue discount on unsecured notes of $1.9 million, and unamortized deferred financing costs of $18.8 million.
2. Based on share price of $41.03 and fully diluted share count of 138,258,242 as of December 31, 2017. Assumes conversion of 1,084,644 common and preferred Operating Partnership units and 810,870 unvested restricted stock awards.
3. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.1 billion and receivables and intangible assets, net of accumulated amortization, of $54.2 million.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%.
6. Construction loans are associated with presale developments and are an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development properties and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the properties.
7. In September 2017, the company closed on a new $300 million term loan which matures in September 2018. Proceeds were used to fund the company's initial investments in the Core Spaces/DRW Portfolio as disclosed on pages S-9 and S-11. At maturity, the company expects to pay off this loan with cash proceeds generated from anticipated joint venture and/or disposition transactions.
8. In October 2017, the company closed on $400 million of unsecured notes which mature in November 2027.
9. The company's variable rate debt consists of the unsecured revolving credit facility, unsecured term loans and construction loans for presale developments.

S-14

Interest Coverage

($ in thousands)

	Three Months Ended				
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 34,050	$ (2,762)	$ (1,312)	$ 39,062	$ 69,038
Net income attributable to noncontrolling interests	399	109	79	496	1,083
Interest expense	14,717	14,573	18,654	23,178	71,122
Income tax provision	257	267	267	198	989
Depreciation and amortization	52,323	55,943	61,125	65,564	234,955
Amortization of deferred financing costs	1,028	1,023	1,146	1,422	4,619
Share-based compensation	4,256	4,646	2,499	2,453	13,854
Provision for real estate impairment	—	15,317	—	—	15,317
Loss from disposition of real estate	—	632	—	—	632
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 107,030**	**$ 89,748**	**$ 82,458**	**$ 132,373**	**$ 411,609**
Pro-forma adjustments to EBITDA[1]					29,656
Adjusted EBITDA					**$ 441,265**
Interest Expense from consolidated statement of comprehensive income	$ 14,717	$ 14,573	$ 18,654	$ 23,178	$ 71,122
Amortization of mortgage debt premiums/discounts	2,010	2,010	2,113	1,692	7,825
Capitalized interest	4,411	5,677	3,455	2,313	15,856
Change in accrued interest payable	(2,203)	1,981	(4,048)	(1,935)	(6,205)
Cash Interest Expense	**$ 18,935**	**$ 24,241**	**$ 20,174**	**$ 25,248**	**$ 88,598**
Pro-forma adjustments to Cash Interest Expense[1]					16,494
Adjusted Interest Expense					**$ 105,092**
Interest Coverage					**4.2x**

Note: refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-15

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of December 31, 2017

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses:			
Development and Presale Development Pipeline[1]:			
2018 Developments Underway	$ 433	$ 241	$ 192
2019 Developments Underway or Expected to Start in Current Year	334	72	262
Core Spaces / DRW Portfolio Transaction:			
Presale Developments - 2018 Funding[2]	131	—	131
Presale Developments - 2019 Funding[3]	154	—	154
Total	$ 1,052	$ 313	$ **739**

	Capital Sources
Estimated Sources:	
Cash and Cash Equivalents as of December 31, 2017	$ 41
Estimated Cash Flow Available for Investment - through 2019[4]	116
Targeted Asset Dispositions or Joint Ventures - through 2019[5]	400 - 450
Remaining Capital Needs[6]	182 - 132
Total	$ **739**

Selected Credit Metrics[7]

Credit Metric:	**December 31, 2017**	**Pro Forma[8]**
Total Debt to Total Asset Value	38.0%	35.6% - 37.7%
Net Debt to EBITDA[9]	6.8x	6.0x - 6.4x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-10 and S-11.
2. Includes the additional investment in the joint venture with Core Spaces/DRW Real Estate Investments to be made in the third quarter of 2018 upon delivery of the assets, as disclosed on page S-11.
3. Includes the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces/DRW Real Estate Investments as disclosed on pages S-9 and S-11.
4. Available cash flow is derived from disclosures in our 2016 Form 10-K and is calculated as net cash provided by operating activities of $308.1 million less dividend payments of $218.7 million, less principal payments on debt of $15.1 million, less recurring capital expenditures of $16.4 million. Calculation results in available cash flow for investment in 2016 of $57.9 million, which is then annualized over the remaining 8 quarters through the end of 2019.
5. Estimated proceeds from dispositions or the sale of joint venture interests in core assets.
6. Remaining capital needs are expected to come from a mix of debt, equity, dispositions and joint ventures.
7. Refer to definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
8. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs are funded with equity, while the higher end assumes funding with debt. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
9. Refer to page S-15 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-16

2018 Outlook - Summary1 ($ in thousands, except share and per share data) S-17 Low High Net income $ 93,200 $ 104,200 Noncontrolling interests 1,300 1,350 Depreciation and amortization 253,400 255,200 Funds from operations ("FFO") $ 347,900 $ 360,750 Elimination of operations from on-campus participating properties (12,700) (12,300) Contribution from on-campus participating properties 4,150 4,750 Elimination of effect of transfer of asset to lender2 (17,000) (17,000) Funds from operations - modified ("FFOM") $ 322,350 $ 336,200 Net income per share - diluted $ 0.67 $ 0.75 FFO per share - diluted $ 2.51 $ 2.60 FFOM per share - diluted $ 2.33 $ 2.43 Weighted-average common shares outstanding - diluted 138,565,000 138,565,000 1. The company believes that the financial results for the fiscal year ending December 31, 2018 may be affected by, among other factors: • national and regional economic trends and events; • the success of leasing the company's owned properties for the 2018-2019 academic year; • the timing of acquisitions, dispositions or joint venture activity; • interest rate risk; • the timing of commencement and completion of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Represents the net effect of a gain on the extinguishment of debt for one property being transferred to the lender in settlement of the property's $27.4 million mortgage loan, offset by a loss expected to be incurred as a result of the transfer to the lender.

2018 Outlook - Detail

($ in thousands, except share and per share data)

Components of 2018 Property Net Operating Income	Low	High	% Change From 2017
Owned properties:			
2018 same store properties[1]			
Revenue	$ 713,100	$ 717,600	2.1% — 2.7%
Operating expenses	(321,500)	(319,300)	3.3% — 2.5%
Net operating income	391,600	398,300	1.1% — 2.9%
2018 new properties net operating income	70,000	71,500	
2018 dispositions net operating income[2]	400	400	
Total owned properties net operating income	$ 462,000	$ 470,200	

Same Store Properties Lease-up Assumptions	Low	High
AY 2018/2019 final leasing results - rental revenue growth[3]	2.9%	4.4%

2018 Property Transaction Assumptions	Low	High	Timing
Development deliveries	$ 390,600	$ 390,600	See page S-10
Presale developments - funding[6]	$ 173,200	$ 173,200	See page S-11
Joint venture or dispositions	$ 400,000	$ 400,000	Q2 2018

Third-party Services	Low	High
Third-party development services revenue	$ 7,000	$ 10,200
Third-party management services revenue	$ 9,500	$ 10,300
Third-party development and mgmt. services expenses	$ 15,700	$ 16,100

Corporate Expenses and Other	Low	High
Net income:		
General and administrative expenses	$ 26,500	$ 27,200
Ground/facility leases expense:		
ACE properties	$ 8,900	$ 8,900
On-campus participating properties	2,700	3,100
Total ground/facility leases expense	$ 11,600	$ 12,000
Interest income[4]	$ 4,900	$ 4,900
Interest expense[5]	$ 89,100	$ 90,600
Capitalized interest	$ 11,900	$ 11,700
Amortization of deferred financing costs[4]	$ 5,300	$ 5,300
Income tax provision	$ 1,000	$ 1,000
FFO / FFOM:		
Corporate depreciation[7]	$ 4,400	$ 4,400
Contribution from on-campus participating properties	$ 4,150	$ 4,750
Overhead related to on-campus participating properties[7]	$ 1,400	$ 1,400
Joint venture partners' share of FFO[8]	$ 12,800	$ 9,500

1. Refer to page S-19 for detail of the 2018 same store and new property groupings.
2. Includes net operating income expected to be contributed by Blanton Common through April 2018 when the property is expected to be transferred to the lender in settlement of the property's mortgage loan.
3. Rental revenue growth includes the combination of projected rental rate growth and change in occupancy.
4. Excludes on-campus participating properties.
5. Net of capitalized interest and excluding on-campus participating properties.
6. Represents funding of $42.6 million for The Edge - Stadium Centre, and an additional investment of $130.6 million in the joint venture with Core Spaces/DRW Real Estate to be made in the third quarter of 2018 upon delivery of the assets.
7. Represents expenses not added back in the calculation of FFO.
8. Represents the joint venture partners' share of FFO, including the anticipated 2018 joint venture transaction.

S-18

Detail of Property Groupings

As of December 31, 2017

	2017 Grouping				2018 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2016	124	73,871			124	73,871		
2016 Development Deliveries			7	3,191	7	3,191		
2016 Acquisition Properties			2	709	2	709		
2017 Acquisition Properties			7	3,516			7	3,516
2017 Development Deliveries			10	7,454			10	7,454
2018 Development Deliveries			10	6,986			10	6,986
2019 Development Deliveries			3	2,376			3	2,376
Total Owned Properties	**124**	**73,871**	**39**	**24,232**	**133**	**77,771**	**30**	**20,332**

Total # of Owned Properties Excluded[1]	**1**
Total Owned Design Beds Excluded[1]	**860**

Grand Total # of Owned Properties (All Groupings)	**164**
Grand Total Owned Design Beds (All Groupings)	**98,963**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2017: The 2017 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2017 and 2016. This same store grouping will be used for purposes of presenting our 2017 same store operating results.

2018: The 2018 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results.

1. Represents a property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

S-19

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs, contractual executive separation and retirement charges and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
David Corak / Matt Boone	FBR & Co.	(703) 312-1610 / (703) 312-1848	dcorak@fbr.com / mboone@fbr.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Ryan Burke / Ryan Lumb	Green Street Advisors	(949) 640-8780 / (949) 640-8780	rburke@greenst.com / rlumb@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-22

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2018 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.